UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 28, 2016
Date of Report (Date of earliest event reported)

BROKE OUT INC.
(Exact name of registrant as specified in its charter)

Nevada	333-202337	37-1774468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Firlstr. 3436 Berlin, Germany
(Address of principal executive offices)	(Postal Code)

(201) 241-4188
Registrant’s telephone number, including area code

83, High Street, Stony Stratford,
Milton Keynes
United Kingdom  MK11 1AT
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 27, 2016, Broke Out Inc., a Nevada corporation (“BRKO”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Digitrade Developments Ltd., a company organized under the laws of Belize (“Digitrade Developments”), whereby BRKO agreed to issue 4,625,000 shares of its common stock to Digitrade Developments in exchange for 100% of the issued and outstanding equity interests of Megapps Ventures Inc., a Nevada corporation (“Megapps”).  Megapps was incorporated in the State of Nevada on October 16, 2015. Digitrade Developments is controlled by Chan Set Kuan, an individual residing in Malaysia. Prior to entering into the Share Exchange Agreement, Mr. Chan acquired 15 million shares of BRKO’s common stock with BRKO’s then-CEO, Mr. Jason Draper. Following acquisition of such shares, Mr. Chan became the sole executive officer and sole member of the Board of Directors of BRKO.

Megapps owns certain Android and Apple mobile applications (the “Assets” or the “Apps”), which it purchased from Incorporate Apps Einzelunternehmen (“Incorporate Apps”), pursuant to the Asset Purchase Agreement, dated October 16, 2015, by and between Megapps, Georgi Tanmazov (an individual residing in Germany and the owner of all the equity interests in Incorporate Apps), and Incorporate Apps (the “Asset Purchase Agreement”) in exchange for $92,500 USD and certain post-closing covenants.  Per the Asset Purchase Agreement, Megapps agreed to (a) appoint Mr. Tanmazov to its Board of Directors, (b) employ Mr. Tanmazov on terms described below, and (c) in the event that within 120 days of the closing of the Asset Purchase Agreement, Megapps sells the Assets to an entity controlled by Megapps or its owners or Megapps conducts a reverse takeover with another entity, to cause Mr. Tanmazov to receive and ownership interest in the entity obtaining such Assets in an amount equal to 0.5% of the issued and outstanding ownership interests of such entity calculated at the time the Assets are deemed to be acquired by such entity.  The transactions under the Share Exchange Agreement trigger the obligation to deliver Mr. Tanmazov 0.5% of the issued and outstanding shares of BRKO calculated at the time of the closing of the Share Exchange Agreement.

Megapps employs Mr. Tanmazov to continue maintaining the Assets and development enhancements to the Assets during the period of his employment.  The compensation during the term of his employment with Megapps will consist of (i) a fixed salary of $600 USD per month, and (ii) twenty percent (20%) of all profits generated from the Assets during the period of Mr. Tanmazov’s employment by Megapps.  For purposes of the above calculation, “profits” means total revenue minus total expenses.  Mr. Tanmazov’s employment with Megapps can be terminated by him or Megapps upon sixty (60) days advance notice.  Upon termination, Megapps shall have no further obligation to pay any compensation to Mr. Tanmazov.

ITEM 2.01 COMPELTION OF ACQUISITION OR DISPOSITION OF ASSETS.

On January 28, 2016, BRKO completed the acquisition of 100% of the issued and outstanding equity interests of Megapps from Digitrade Developments pursuant to the Share Exchange Agreement.  As a result of the completion of this acquisition, 4,625,000 shares of BRKO’s common stock were issued to Digitrade Developments.  Digitrade Developments is controlled by Chan Set Kuan, an individual residing in Malaysia and the sole executive officer and sole member of the Board of Directors of BRKO.

The number of shares issued to Digitrade Developments in connection with the Share Exchange Agreement was determined through negotiations between BRKO and Digitrade Developments. The parties agreed to value the shares to be issued by BRKO at $.02 and value all of the shares to be sold by BRKO to Digitrade Developments at $92,500.

FORM 10 INFORAMTION

Item 1. Business.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements. These statements relate to future events or our future financial performance. These statements often can be identified by the use of terms such as "may," "will," "expect," "believe," "anticipate," "estimate," "approximate" or "continue," or the negative thereof. We intend that such forward-looking statements be subject to the safe harbors for such statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Any forward-looking statements represent management's best judgment as to what may occur in the future. However, forward-looking statements are subject to risks, uncertainties and important factors beyond our control that could cause actual results and events to differ materially from historical results of operations and events and those presently anticipated or projected. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

(a)	General Business.

BRKO was incorporated in the State of Nevada on December 19, 2014.   On January 28, 2016, BRKO completed the transactions contemplated by the Share Exchange Agreement (the “Share Exchange Agreement”) entered into with Digitrade Developments, whereby BRKO issued 4,625,000 shares of its common stock to Mr. Chan in exchange for 100% of the issued and outstanding equity interests of Megapps.  Megapps owns and develops the Assets, which consist of certain Android and Apple mobile applications, which it purchased from Incorporate Apps for $92,500 USD, as described above under Item 1.01.

Mr. Tanmazov is the developer of the mobile applications purchased by Megapps (the “Apps”).  Pursuant to the Asset Purchase Agreement, Megapps agreed to employ Mr. Tanmazov to continue maintaining the purchased Assets.

In connection with Share Exchange Agreement, BRKO elected to enter into the business of developing mobile apps and games for Google’s Android and Apple’s iOS platforms .

Company Profile Summary

Megapps is a software company specialized in the development of mobile apps and games for Google’s Android and Apple’s iOS platforms. Mr. Tanmazov oversees the maintenance and development of Megapps’ mobile apps and games.

Industry Profile & Outlook

Megapps operates primarily in the computer/software applications industry and specifically in the development of Android and iOS apps for mobile devices.  In the past 5 years the number of total apps on the Google Play Store has increased from around 200,000 in 2011 to around 1.6 million in 2015 and currently about 1.5 million apps in the Apple’s App store as well. The Google Play Store and Apple’s App Store are generally referred to herein as an “App Store”.

Megapps generates revenue from selling certain applications in the App Stores and from displaying advertisements in certain applications. Approximately sixty percent (60%) of Megapps’ revenue is generated from the sales of Apps and the remaining revenue comes for advertising.

In 2014, there were approximately 1 billion Android devices being sold, with about 150 million iPhone devices being sold from Apple. We anticipate that these numbers will increase as more markets are introduced to smartphones.

Competition / SWOT Analysis

Strengths –

Solid reputation in the US (rating and ranking in the apps) - some Apps are within the top 50 of their categories in the US and also top 500 out of all apps on the Google Play Store.

 Stable European market with strong reputation.  Some Apps are consistently in the top 10 most downloaded in their region.

Uniqueness of the Apps and solid source codes.  Many of the other apps on the market are copycat apps, as opposed to a majority of Megapps’ Apps which are original and unique in their region.

Very nice and prompt customer support.  Megapps attempts to respond to customer inquiries within a few hours.

 Active user base of approximately 400,000 users per month currently.

Weaknesses –

Lack of marketing

Opportunities –

Development of new apps and improvement of the existing ones

Google’s new Play Store advertisement system based on cost per installation only will bring a lot of new customers

Threats –

Android OS updates. So far the Apps have been updated to the latest available Android 6.0 Marshmallow version, but future updates could break some functionalities. What this means is that with every Android update, some functionalities become unuseable and Megapps must update its Apps to make the Apps useable again.  Since the adoption of new OS versions on Android is not that good (meaning that Android device owners typically download new operating systems at a low pace), it is anticipated that it will take at least 2 years for effects to be felt, even if Google decides to limit some Apps.  Google may decide to limit some Apps in the event the Apps are not updated to work with new Android operating system versions.

Megapps is unable to make its Apps work 100% with all versions of Android devices.  Megapps must predict how its customer base will adopt new Android operating system versions and modify its Apps to work with the greatest percentage of its customers’ devices.

Target Market

Megapps is focused on both operating through the App Stores, but has also been involved in licensing or B2B deals. The biggest potential is in partnership with various App store vendors who would pay us to develop themed Apps as directed by the vendors and then all us to offer those Apps for free to customers.

At the moment Megapps has around 400,000 monthly active users from around the globe, with the US taking around 30% of that share. We consider an active user to be a user that uses the installed App a least once in a 30-day period. We estimate to reach 1 million monthly active users by the end of 2016.  With the increase of the downloads, the revenue from served advertisements (which are advertisements, such as banners or text, that are displayed directly in our Apps) or direct sales will increase as well.

Sales & Marketing

Pricing Strategy

The price range of the Apps from Megapps is in the lower range of app pricing, but still not being offered very cheaply. The price range of between $2 to $5 is the result of long-term analysis and experimentation with different prices for the Apps and is seen as optimal for the current type of Apps. However, changes in the market happen quickly and this pricing could become obsolete or a deterrent to our growth.

Marketing Strategy

So far no specific marketing for our Apps has been done. Due to the high ranking and ratings of the Apps, the optimized app store app descriptions, the user's acquisition is done either directly through play store search or via deep linking from within the other Apps in the portfolio. Having a large portfolio of Apps helps drive more downloads, since each App can serve ads for the other Apps on the portfolio.

Primary Marketing Strategy planned

With the introduction of Google’s Universal app campaigns a new marketing opportunity has been given to the app vendors to better target audiences through the Google Ad network in an efficient and cost effective way.

Marketing objectives

Using Google’s Universal app campaigns, the goal is to target 2 million new installs or downloads in 2016. To achieve this number of installs a marketing budget of at least $100,000 USD will be required to generate a lot of installs on a cost per install (CPI) basis. A further objective is to increase the active users rate, which are currently at about 400,000 monthly active users.

Operations

Location(s)

The main operations are currently run out of a home office located in Berlin, Germany.

Process/Production

Currently Incorporate Apps has produced a number of apps, but new apps need to be developed and old apps need to be updated regularly. Outsourcing or staff hiring is intended for most of the new apps that need to be developed.

Item 1A. Risk Factors.
Risks Related to Our Business

If we are unable to maintain a good relationship with Apple and Google, our business will suffer.

Google Play Store and Apple App Store are our primary distribution, marketing, promotion and payment platform for our Apps. We expect to generate substantially all of our revenue through those platforms for the foreseeable future. Any deterioration in our relationship with Google or Apple would harm our business and adversely affect the value of our stock.

We are subject to Google's and Apple’s standard terms and conditions for application developers, which govern the promotion, distribution and operation of games and other applications on their platform.

Our business would be harmed if:

•	Google or Apple discontinues or limits access to its platform by us and other app developers;
•	Google or Apple removes one of our revenue-producing Apps from their store
•	Google or Apple modifies its terms of service or other policies, including fees charged to, or other restrictions on, us or other application developers, or change how the personal information of its users is made available to application developers on the their platform or shared by users from Google and Apple's strong brand recognition and large user base.

If Google or Apple lose their market position or otherwise fall out of favor with Internet users, we would need to identify alternative channels for marketing, promoting and distributing our Apps, which would consume substantial resources and may not be effective. In addition, Google and Apple have broad discretion to change their terms of service and other policies with respect to us and other developers, and those changes may be unfavorable to us.

We operate in a new and rapidly changing industry, which makes it difficult to evaluate our business and prospects.

Mobile apps, from which we expect to derive all of our revenue, is a new and rapidly evolving industry. The growth of the mobile app industry and the level of demand and market acceptance of our Apps are subject to a high degree of uncertainty. Our future operating results will depend on numerous factors affecting the mobile app industry, many of which are beyond our control, including:

•	changes in consumer demographics and public tastes and preferences;
•	the availability and popularity of other forms of entertainment;
•	the worldwide growth of personal computer, broadband internet and mobile device users, and the rate of any such growth; and
•	general economic conditions, particularly economic conditions adversely affecting discretionary consumer spending.

Our ability to plan for app development, distribution and promotional activities will be significantly affected by our ability to anticipate and adapt to relatively rapid changes in the tastes and preferences of our current and potential users. New and different types of entertainment may increase in popularity at the expense of mobile apps. A decline in the popularity of apps in general, or our Apps in particular, would harm our business and prospects.

We have a new business model and a short operating history, which makes it difficult to evaluate our prospects and future financial results and may increase the risk that we will not be successful.

We began operations in in the mobile apps business in 2010, and we have a short operating history and a new business model, which makes it difficult to effectively assess our future prospects.

Our growth depends on our ability to consistently launch new apps that achieve significant popularity. Each of our Apps requires significant engineering, marketing and other resources to develop, launch and sustain via regular upgrades. Our ability to successfully launch, sustain and expand apps and attract and retain a user-base largely will depend on our ability to:

•	anticipate and effectively respond to changing app interests and preferences
•	anticipate or respond to changes in the competitive landscape
•	effectively market new apps and enhancements to our existing users and new users
•	minimize launch delays and cost overruns on new apps
•	minimize downtime and other technical difficulties

If our Apps do not maintain their popularity, our results of operations could be harmed.

In addition to creating new apps that are attractive to a significant number of users, we must extend the life of our existing Apps, in particular our most successful Apps. For an App to remain popular, we must constantly enhance, expand or upgrade it with new features users find useful. Such constant enhancement requires the investment of significant resources, particularly with older Apps, and such costs on average have increased. We may not be able to successfully enhance, expand or upgrade our current Apps.

Our Apps target a specific market, and may be negatively impacted by updates to the Android platform and unfavorable reviews, which could harm our business and results of operations.

Because our Apps are very specific on what they can do there is potential for them to be serving too narrow of a market.  Another risk posed to our Apps are updates to the Android platform, which could render some of our Apps or their features obsolete. In addition, negative reviews or ratings by app users could lower the number of downloads of our Apps.  Each of the foregoing could harm our business and results of operations.

Any failure or significant interruption in our network could impact our operations and harm our business.

Our technology infrastructure is critical to the performance of our Apps and to user satisfaction. Our Apps run on a complex distributed system, or what is commonly known as cloud computing. This system is operated by third parties that we do not control and which would require significant time to replace. We expect this dependence on third parties to continue.

Security breaches, computer viruses and computer hacking attacks could harm our business and results of operations.

Security breaches, computer malware and computer hacking attacks have become more prevalent in our industry, and may occur on our systems in the future. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses could harm our business, financial condition and operating results.

There are low barriers to entry in the app industry, and competition is intense.

The app industry is highly competitive, with low barriers to entry and we expect more companies to enter the sector and a wider range of apps to be introduced. In addition, we have limited experience in developing apps for mobile and other platforms and our ability to succeed on those platforms is uncertain. As we continue to devote resources to developing apps for those platforms, we will face significant competition from established companies and new-comers.

We may in the future be, subject to intellectual property disputes, which are costly to defend and could require us to pay significant damages and could limit our ability to use certain technologies in the future.

We may face allegations that we have infringed the trademarks, copyrights, patents and other intellectual property rights of third parties, including from our competitors, non-practicing entities and former employers of our personnel. Patent and other intellectual property litigation may be protracted and expensive, and the results are difficult to predict. As the result of any court judgment or settlement we may be obligated to cancel the launch of a new App, stop offering an App or certain features of an App, pay royalties or significant settlement costs, purchase licenses or modify our Apps and features while we develop substitutes.

Programming errors or flaws in our Apps could harm our reputation or decrease market acceptance of our Apps, which would harm our operating results.

Our Apps may contain errors, bugs, flaws or corrupted data, and these defects may only become apparent after their launch, particularly as we launch new Apps and rapidly release new features to existing Apps under tight time constraints. We believe that if our users have a negative experience with our Apps, they may be less inclined to continue or resume using them or recommend our Apps to other potential users. Undetected programming errors, App defects and data corruption can disrupt our operations, adversely affect the experience of our users.

Our business is subject to a variety of other U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business.

We are subject to a variety of laws in the United States and abroad, including laws regarding consumer protection, intellectual property, export and national security, that are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly laws outside the United States. For example, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted or the content provided by users.

If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to modify our Apps, which would harm our business, financial condition and results of operations. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could harm our business and operating results.

Fluctuations in foreign currency exchange rates will affect our financial results, which we report in U.S. dollars.

We get paid in both Euros and United States Dollars and pay expenses in both Euros and U.S. Dollars.  As we continue to expand our international operations, we become more exposed to the effects of fluctuations in currency exchange rates. Fluctuations in the exchange rates between the U.S. Dollar and the Euro could result in the dollar equivalent of expenses being higher and/or the dollar equivalent of foreign-denominated revenue being lower than would be the case if exchange rates were stable. This could have a negative impact on our reported operating results.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the OTC Markets and other applicable securities rules and regulations. Compliance with these rules and regulations has increased and may continue to increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results.

We also expect that being a public company, subject to these rules and regulations, will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors and qualified executive officers.

We have a limited operating history and if we are not successful in growing our business, then we may have to scale back or even cease our business operations.

We have a limited operating history and must be considered an emerging business. Megapps’ operations will be subject to all the risks inherent in the establishment of an emerging business and the uncertainties arising from the absence of a significant operating history. We may be unable to operate on a profitable basis. Potential investors should be aware of the difficulties normally encountered by emerging business enterprises that is trying to achieve growth. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in BRKO.

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

We currently depend on the continued services and performance of the one (1) employee of Megapps, Georgi Tanmazov. We have not entered into an employment agreement with Mr. Tanmazov, and he can terminate his employment at any time. The loss of Mr. Tanmazov could disrupt our current Apps, delay new app development, and decrease user retention, which would have an adverse effect on our business.

As we continue to grow, we cannot guarantee we will be able to attract the personnel we need to maintain our competitive position. If we do not succeed in attracting, hiring and integrating excellent personnel, or retaining and motivating existing personnel, we may be unable to grow effectively.

Megapps is obligated to pay 20% of its profits to Mr. Tanmazov as long as he is employed by Megapps and this may negatively impact our business and results of operations.

In connection with the Asset Purchase Agreement, Megapps, agreed to pay Mr. Tanmazov 20% of all profits generated by from the assets purchased by Megapps pursuant to the Asset Purchase Agreement.  The profits are defined as total revenue minus total expenses.  The obligation to make such payment to Mr. Tanmazov only lasts as long as he is employed by Megapps to maintain the Apps and may have a negative impact on our business and results of operations.

We may need to raise additional funds in the future to achieve our current business strategy and our inability to obtain funding will cause our business to fail.

We may need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill our business plan in the future. These financings may not be available when needed. Even if these financings are available, they may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing could have an adverse effect on our ability to implement our current business plan and develop our properties and products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.
Other Risks

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules thereby potentially limiting the liquidity of our shares.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share.  Our shares are quoted on the OTC Pink Sheets under the ticker symbol “BRKO”. NASD broker-dealers who act as market makers for our shares generally facilitate purchases and sales of our shares.  The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA has adopted rules that require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

Because our principal assets are located in Germany, outside of the United States, and our sole executive officer and sole director resides outside of the United States, it may be difficult for an investor to enforce any right based on U.S. federal securities laws against us and/or our sole officer and director, or to enforce a judgment rendered by a United States court against us or our sole officer or director.

Our principal operations and assets are located in Germany, outside of the United States, and our sole executive officer and sole director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on our sole officer or director in the United States, and it may be difficult to enforce any judgment rendered against our sole officer or director. As a result, it may be difficult or impossible for an investor to bring an action against our officer or director, in the event that an investor believes that such investor's rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of Germany, or any other country, may render that investor unable to enforce a judgment against the assets of our officers or directors. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws. We believe that if the prospective investors are located outside of the United States, that the protection afforded them by the United States bankruptcy code will be unavailable for them, or that it may not be enforceable where the primary assets are located.

Item 2. Financial Information.

BRKO is regarded as a “smaller reporting company”, as such term is defined in Item 10(f) of Regulation S-K promulgated by the Securities and Exchange Commission under the Securities Act of 1933, and as such it is not required to provide the Selective Financial Data and Quantitative and Qualitative Disclosures about Market Risk information otherwise required under this item.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This current report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “management believes” and similar language. Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this current report on Form 8-K are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this Current Report on Form 8-K, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this current report on Form 8-K.

Overview

We intend for this discussion to provide information that will assist in understanding our financial statements, the changes in certain key items in those financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements.

Corporate History

BRKO was incorporated in the State of Nevada on December 19, 2014.  On January 28, 2016, Broke Out Inc., a Nevada corporation (“BRKO”), completed a Share Exchange Agreement (the “Share Exchange Agreement”) with Digitrade Developments), whereby BRKO agreed to issue 4,625,000 shares of its common stock in exchange for 100% of the issued and outstanding equity interests of Megapps.  Megapps was incorporated in the State of Nevada on October 16, 2015.

Digitrade Developments is controlled by Chan Set Kuan, an individual residing in Malaysia and the sole executive officer and sole member of the Board of Directors of BRKO.  Prior to the closing of the Share Exchange Agreement, Megapps purchased certain assets (the “Assets”) of Incorporate Apps Einzelunternehmen (“Incorporate Apps”), pursuant to the Asset Purchase Agreement, dated October 5, 2015, by and between Megapps, Georgi Tanmazov (an individual residing in Germany and the owner of all the equity interests in Incorporate Apps), and Incorporate Apps (the “Asset Purchase Agreement”) in exchange for $92,500 USD and certain post-closing covenants.  Per the Asset Purchase Agreement, Megapps agreed to (a) appoint Mr. Tanmazov to its Board of Directors, (b) employ Mr. Tanmazov on terms described below, and (c) in the event that within 120 days of the closing of the Asset Purchase Agreement, Megapps sells the Assets to an entity controlled by Megapps or its owners or Megapps conducts a reverse takeover with another entity, to cause Mr. Tanmazov to receive and ownership interest in the entity obtaining such Assets in an amount equal to 0.5% of the issued and outstanding ownership interests of such entity calculated at the time the Assets are deemed to be acquired by such entity.  The transactions under the Share Exchange Agreement trigger the obligation to deliver Mr. Tanmazov 0.5% of the issued and outstanding shares of BRKO calculated at the time of the closing of the Share Exchange Agreement.

In connection with Share Exchange Agreement, BRKO elected to enter into the business of developing mobile apps and games for Google’s Android and Apple’s iOS platforms (“Apps”).

Business Overview

Fiscal Year Ended December 31, 2014 and Nine month period ended September 30, 2015.

The following discussion and analysis should be read in conjunction with the audited financial statements for the fiscal year ended December 31, 2014 and the nine month period ended September 30, 2015 and accompanying notes that appear in Exhibit 99.1 in this current report.

Results of Operations for the Nine Months Ended September 30, 2015 and 2014

During the periods ended September 30, 2015 and 2014, Incorporate Apps’ operations have been profitable, although our our net income for those periods was modest. Incorporate App’s financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation. We expect we will require additional capital to meet our long term expansion requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

Incorporate Apps’ functional currency is in Euros and the audit financial statements attached hereto as Exhibit 99.1 are prepared in Euros. Therefore, all amounts referenced below are in Euros.

Nine Month Period Ended September 30, 2015, compared to Nine Month Period Ended September 30, 2014

We generated gross revenue of €22,251 during the nine month period ended September 30, 2015, compared to €14,854 of gross revenue during he nine month period ended September 30, 2014. Our net profit from operations and net income for the nine month period ended September 30, 2015 was €16,306 and €16,306, respectively, compared to a net profit from operations and net income of €9,760 and €9,760 during the nine month period ended September 30, 2014.

During the nine month period ended September 30, 2015, we incurred direct costs of €5,466 and general and administrative expenses of €479, compared to €3,745 in direct costs, €809 in professional fees and 540 for general and administrative expenses incurred during the nine month period ended September 30, 2014.

LIQUIDITY AND CAPITAL RESOURCES

Nine Month Period Ended September 30, 2015

As of September 30, 2015, our current assets were €1,945, compared to €1,322 in current assets at December 31, 2014. The small increase in our current assets was the result in an increase in our accounts receivables in the amount of €623 during the nine month period ended September 30, 2015.

As of September 30, 2015, our current liabilities were €625, compared to current liabilities of €346 as of December 31, 2014. Current liabilities as of September 30, 2015, were comprised of solely unearned revenue in the amount of €625. This compares to €250 in unearned revenue and €96 in accounts payable and accrued liabilities as of December 31, 2014.

Total Stockholders’ equity increased slightly from €976 as of December 31, 2014 to €1,320 as of September 30, 2015, due to the aforementioned net income of €16,306 and contribution from owner in the amount of €27,468, partially offset by owner withdrawals of €43,430.

Off-Balance Sheet Arrangements

None.

Critical Accounting Policies

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Item 3. Properties.

We do not own any real property. We maintain our corporate office at Firlstr. 34/36, 12459 Berlin, Germany.  We intend to rent a virtual office in Germany in the future.

Item 4. Item Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of January 28, 2016 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) members of our Board of Directors, and or (iii) our executive officers and our most highly compensated employee at the end of the last fiscal year. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of beneficial owner	Amount and nature of beneficial ownership(1)	Percent of class
Common Stock	Chan Set Kuan(2) 43-1 Jlan Puteri 1/8, Bandar Puteri Puhong Selangor, Malaysia 47100	19,625,000	61.36%
Common Stock	Georgi Tanmazov(3) Firlstr. 34/36, 12459 Berlin, Germany	159,125	0.5%
Common Stock	Executive Officers and Directors as a Group (2 persons)	19,784,125	61.86%

 (1)       A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on January 29, 2016.

As of January 29, 2016, there were 31,984,125 shares of our common stock issued and outstanding.

(2)             Chan Set Kuan is the controlling shareholder of Digitrade Developments Ltd., a Belize corporation. Digitrade Developments Ltd. directly owns 4,625,000 shares of BRKO’s common stock.  Mr. Kuan is BRKO’s Chief Executive Officer and sole member of BRKO’s board of directors and directly owns 15 million shares of BRKO.

(3)            Georgi Tanmazov is the Chief Technology Officer for Megapps and is responsible for maintaining the Megapps’ mobile applications.  Mr. Tanmazov is also the owner of Incorporate Apps Einzelunternehmen from which Megapps acquired certain assets prior to the BRKO acquiring all the issued and outstanding capital stock of Megapps.

Item 5. Directors and Executive Officers.

(a) – (b) Identification of Directors and Executive Officers.

The Company: The following table identifies all of the members of BRKO’s Board of Directors and its Executive Officers. The members of the Board serve until the next annual meeting and a successor is appointed and qualified, or until resignation or removal.

Name	Age	Positions Held	Date of Appointment
Chan Set Kuan	53	Chief Executive Officer, Member of the Board of Directors	January 28, 2016

(c)  Identification of certain significant employees.

Georgi Tanmazov is the Chief Technology Officer of Megapps, our wholly owned subsidiary, and is responsible for maintaining the Megapps mobile applications.  Mr. Tanmazov is also the owner of Incorporate Apps Einzelunternehmen from which Megapps acquired certain assets prior to BRKO acquiring all the issued and outstanding capital stock of Megapps.

(d) Family relationships. None.

(e)  Business experience

Mr. Chan Set Kuan – Chief Executive Officer, Member of the Board of Directors

Mr. Chan Set Kuan, age 53, has served as the Executive Sales Manager of IOL Group KL Division since 2010.  Prior to this, Mr. Chan Set Kuan was the Supervisor of Sales for Sime Darby Group.  He received Bachelor in Administrative Management from Kuala Lumpur Metropolitan University College, and a Master of Business Administration from the University of Malaya.

Chan Set Kuan has not held a directorship in any company with a class of securities registered pursuant to section 12 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of section 15(d) of the Exchange Act.

Mr. Georgi Tanmazov  – Chief Technology Officer of Megapps

Mr. Tanmazov, age 33, Founded Incorporate Apps Einzelunternehmen in September of 2010 and has overseen its operations ever since.   Incorporate Apps Einzelunternehmen develops Android, IOS and Blackberry applications for tablets and mobile phones.  Prior to this, Mr. Tanmazov was a software developer and SCRUM Master at Roamsys GmbH from September 2009 through April 2010.  He is experienced in the development of web applications, structural database design, data storage design and data mining.  Mr. Tanmazov received a Master of Science in Informatics from the University of Applied Science in Trier, Germany.  He received a Bachelor of Computer Science from Technical University in Varna, Bulgaria.

Mr. Tanmazov has not held a directorship in any company with a class of securities registered pursuant to section 12 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of section 15(d) of the Exchange Act.

(f)  Involvement in certain legal proceedings.

None of BRKO’s executive officers or directors has been involved in any legal proceedings during the past ten (10) years.

(g)  Promoters and control persons.

Mr. Chan Set Kuan owns 15 million shares of BRKO’s common stock, which represents 44% of the total shares issued and outstanding.  Digitrade Developments Ltd. owns 4,625,000 shares of BRKO’s common stock. Mr. Kuan is the controlling shareholder of Digitrade Developments Therefore Mr. Chan is BRKO’s controlling shareholder. Mr. Chan has not been a party to any legal proceedings at any time during the past five (5) years.

Item 6. Executive Compensation.

We presently do not have employment agreements with any of our named executive officers and we have not established a system of executive compensation or any fixed policies regarding compensation of executive officers. However, as discussed below under this Item 6, we do have an agreement to compensate an employee of our wholly-owned subsidiary, Megapps Ventures Inc., that is responsible for maintaining and developing our apps.

As our business and operations expand and mature, we expect to develop a formal system of compensation designed to attract, retain and motivate talented executives.

Pursuant to the Asset Purchase Agreement, Megapps agreed to (a) appoint Mr. Tanmazov to its Board of Directors, (b) employ Mr. Tanmazov on terms described below, and (c) in the event that within 120 days of the closing of the Asset Purchase Agreement, Megapps sells the Assets to an entity controlled by Megapps or its owners or Megapps conducts a reverse takeover with another entity, to cause Mr. Tanmazov to receive and ownership interest in the entity obtaining such Assets in an amount equal to 0.5% of the issued and outstanding ownership interests of such entity calculated at the time the Assets are deemed to be acquired by such entity.  The transactions under the Share Exchange Agreement trigger the obligation to deliver Mr. Tanmazov 0.5% of the issued and outstanding shares of BRKO calculated at the time of the closing of the Share Exchange Agreement.

Megapps will employ Mr. Tanmazov to continue maintaining the Assets during the period of his employment.  The compensation during the term of his employment with Megapps will consist of (i) a fixed salary of $600 USD per month, and (ii) twenty percent (20%) of all profits generated from the Assets during the period of Mr. Tanmazov’s employment by Megapps.  For purposes of the above calculation, “profits” means total revenue minus total expenses.  Mr. Tanmazov’s employment with Megapps can be terminated by him or Megapps upon sixty (60) days advance notice.  Upon termination, Megapps shall have no further obligation to pay any compensation to Mr. Tanmazov.

Summary Compensation Table.

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Georgi Tanmazov, CTO of Megapps	2015	0	0	0	0	0	0	0	0

Georgi Tanmazov, CTO of Megapps	2014	0	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

Incorporate Apps’ President/CTO, Mr. Tanmazov has not been a paid a salary, wages or other compensation for his services to Incorporate Apps’ during the past two (2) fiscal years. During such period of time, Mr. Tanmazov was also the sole owner of Incorporate Apps and received owner withdrawals from the company.  Pursuant to the Asset Purchase Agreement between our subsidiary Megapps, Mr. Tanmazov and Incorporate Apps, whereby Megapps acquired 100% ownership of Incorporate Apps, Megapps agreed to pay to Mr. Tanmazov a monthly salary of $600 plus twenty percent (20%) of all profits generated from the existing business of Incorporate Apps during Mr. Tanmazov’s employment by Megapps, which may be terminated by either party upon sixty (60) days prior notice.

Securities Authorized for Issuance Under Equity Compensation Plans

Except for the arrangements with Mr. Tanmazov pursuant to the Asset Purchase Agreement,  we have not adopted a stock option plan or other equity compensation plan and have not issued any stock, options, or other securities as compensation.

Except as provided above, the Company has not paid any compensation to any of its officers or directors and does not have any agreements in place or understandings to pay any compensation to its officers and directors.

Item 7. Certain Relationships and Related Transactions and Director Independence.

Other than as described below, BRKO has not engaged in any transactions with any of its related persons since the beginning of its last fiscal year.

On January 28, 2015, Broke Out Inc., a Nevada corporation (“BRKO”), entered into the Share Exchange Agreement with Digitrade Developments, whereby BRKO agreed to issue 4,625,000 shares of its common stock in exchange for 100% of the issued and outstanding equity interests of Megapps.  Digitrade Developments is controlled by Chan Set Kuan, an individual residing in China and the Chief Executive Officer and sole director of BRKO.

Item 8. Legal Proceedings.

None.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Not applicable.

Item 10. Recent Sales of Unregistered Securities.

On December 19, 2014, our former President and CEO, Mr. Draper acquired 5,000,000 common shares, at a price of $0.001 per share.

On December 19, 2014 our former President and CEO, Mr. Draper, sold his shares in Broke Out, Ltd to us in exchange for 10,000,000 shares of our common stock.
On January 28, 2016, Broke Out issued to Digitrade Developments 4,625,000 shares of its common stock in exchange for 100% of the issued and outstanding equity interests of Megapps.  Digitrade Developments is controlled by Chan Set Kuan, Broke Out’s sole officer and director.  Prior to the closing of the Share Exchange Agreement, Megapps purchased certain assets of Incorporate Apps Einzelunternehmen, in exchange for $92,500 and other consideration.
Pursuant to the Asset Purchase Agreement, as a result of the completion of the Share Exchange Agreement, Megapps, our wholly-owned subsidiary, agreed to cause Mr. Tanmazov to receive an ownership interest in BRKO in an amount equal to 0.5% of the issued and outstanding ownership interests of BRKO calculated at the time the Assets purchased by Megapps pursuant to the Asset Purchase Agreement are deemed to be acquired by BRKO.  As a result, Mr. Tanmazov was granted 159,125 shares of BRKO’s common stock on January 28, 2016.
The foregoing issuances were made to non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation Sand/or Section 4(2) of the Securities Act of 1933, as amended (the “Act”), as the conditions of Regulation S were met, including but not limited to the following conditions:

•        Each of the parties receiving shares are residents and citizens of a foreign country and were not in the United States at the time of the sale of the shares;
•        Each of the parties receiving shares agree to resell the shares only in accordance with Regulation S, pursuant to a registration under the Act, or pursuant to an available exemption from registration; and
•        The certificate representing the shares sold contain a legend that transfer of the shares is prohibited except in accordance with the provisions of Regulation S, pursuant to a registration under the Act, or pursuant to an available exemption from registration and the hold may engage in hedging transactions with regards to Broke Out’s common stock unless in compliance with the Act.
Item 11. Description of Registrant’s Securities to be Registered.

Our authorized capital stock consists of 100,000,000 authorized shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of January 28, 2016, there were 31,984,125 shares of our common stock issued and outstanding, held by 13 stockholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power.

Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Transfer Agent and Registrar

Our transfer agent is Globex Transfer, LLC, 780 Deltona Boulevard, Suite 202, Deltona, Florida 32725.

Item 12. Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnity has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 13. Financial Statements and Supplementary Data.

Reference is made to the financial statements and pro forma financial information relating to Incorporate Apps contained in Item 9.01 of this Current Report on Form 8-K, which is incorporated by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a)	Financial Statements.

Audited financial statements for the periods ended September 30, 2015 and December 31, 2014.
(b)	Exhibits.
3.1    Articles of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 filed with the SEC on February 27, 2015, file number 333-202337.
3.2    Bylaws of Registrant incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form S-1 filed with the SEC on February 27, 2015, file number 333-202337.
10.1  Share Exchange Agreement, between Broke Out Inc. and Digitrade Developments Ltd., dated January 28, 2016.
10.2  Asset Purchase Agreement, between Megapps Inc., Georgi Tanmazov and Incorporate Apps dated October 16, 2015.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On January 28, 2016, a change in control of the Company occurred by virtue of the Company's largest shareholder Jason Draper selling 15 million shares of the Company's common stock, which constituted all of the shares that he owned, to Digitrade Developments Ltd., a Belize corporation, which is controlled by Chan Set Kuan, who has been appointed as the Company’s CEO and member of the Board (see Item 5.02 below). Such shares sold by Mr. Draper represented 55.14% of the Company's total issued and outstanding shares of common stock.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective January 28, 2016, BRKO accepted the resignations of Jason Draper as the President, Chief Executive Officer, and member of BRKO’s Board of Directors, and of Sarah Burgin as the Chief Financial Officer, Secretary, Treasurer and member of BRKO’s Board of Directors.  The resignations of Mr. Draper and Ms. Burgin was not due to any disagreements with BRKO on any matter relating to its operations, policies or practices.  Simultaneously, Mr. Chan Set Kuan was elected as BRKO’s Chief Executive Officer and Chief Financial Officer, and as the sole member of BRKO’s Board of Directors.

Biographies

Mr. Chan Set Kuan – Member of the Board of Directors

Mr. Chan Set Kuan, age 53, has served as the Executive Sales Manager of IOL Group KL Division since 2010.  Prior to this, Mr. Chan Set Kuan was the Supervisor of Sales for Sime Darby Group.  He received Bachelor in Administrative Management from Kuala Lumpur Metropolitan University College, and a Master of Business Administration from the University of Malaya.

Chan Set Kuan has not held a directorship in any company with a class of securities registered pursuant to section 12 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of section 15(d) of the Exchange Act.

Mr. Georgi Tanmazov  – Chief Technology Officer of Megapps

Mr. Tanmazov, age 33, Founded Incorporate Apps Einzelunternehmen in September of 2010 and has overseen its operations ever since.   Incorporate Apps Einzelunternehmen develops Android, IOS and Blackberry applications for tablets and mobile phones.  Prior to this, Mr. Tanmazov was a software developer and SCRUM Master at Roamsys GmbH from September 2009 through April 2010.  He is experienced in the development of web applications, structural database design, data storage design and data mining.  Mr. Tanmazov received a Master of Science in Informatics from the University of Applied Science in Trier, Germany.  He received a Bachelor of Computer Science from Technical University in Varna, Bulgaria.

Mr. Tanmazov has not held a directorship in any company with a class of securities registered pursuant to section 12 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of section 15(d) of the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements.

Audited financial statements of Incorporate Apps for the periods ended September 30, 2015 and December 31, 2014 are filed as Exhibit 99.1.
(b)	Exhibits.
3.1    Articles of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 filed with the SEC on February 27, 2015, file number 333-202337.
3.2    Bylaws of Registrant incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form S-1 filed with the SEC on February 27, 2015, file number 333-202337.
10.1  Share Exchange Agreement, between Broke Out Inc. and Digitrade Developments Ltd., dated January 28, 2016.
10.2  Asset Purchase Agreement, between Megapps Inc., Georgi Tanmazov and Incorporate Apps dated October 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROKE OUT INC.

DATE: February 3, 2016

By:/s/ Chan Set Kuan
Name: Chan Set Kuan
Title: Chief Executive Officer